UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2005
 Date of Report (Date of earliest event reported):

CO Liquidation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 526
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of the Company dated on January 31, 2005 and filed with the Securities and Exchange Commission on February 3, 2005. This Amendment No. 1 is being filed to correct the aggregate claims filed against the Company. The aggregate claims were stated to be $32,814,295 in the prior Form 8-K, but the aggregate claims are actually $33,493,787.

Item 8.01. Other Events

The deadline for non-governmental creditors of CO Liquidation, Inc. and its wholly-owned subsidiary COO Liquidation, Inc. (the "Company") to make claims against the Company with the United States Bankruptcy Court for the Northern District of California (Case Number 04-32820-DM-11) was January 31, 2005. As of February 8, 2005, the combined scheduled debts of the Company (for which no proof of claim was required to be filed with the Bankruptcy Court) and claims filed with the Bankruptcy Court totaled an aggregate of $33,493,787. The deadline for the Bankruptcy Court to receive governmental proofs of claim is April 4, 2005. The date by which the Company must object to submitted claims will be established by the Company's plan of reorganization to be filed with the Bankruptcy Court.

Claim bar dates pertaining to the rejection of executory contracts and unexpired leases have been separately established or will be separately established by the Bankruptcy Court, and some of these bar dates have not yet expired. The Company also intends to reject many of its remaining contracts through its plan of reorganization, which may result in additional claims being filed against the Company after the plan of reorganization is confirmed by the Bankruptcy Court.

Of the aggregate claims against the Company, $26,190,960 relates to a former sales employee of the Company who filed a lawsuit against the Company in 2002 in which he claimed he was owed commissions in excess of $25 million.  The case was litigated in federal district court in Colorado.  In 2003, the Company filed a motion for summary judgment to dismiss all of his claims.  The federal district court granted the motion and dismissed the case in its entirety on April 28, 2004. The former employee has filed an appeal of the dismissal with the Tenth Circuit Court of Appeals.    Notwithstanding the dismissal of his case, the former employee has filed a claim against the estate in the amount of $26,190,960.  We believe that the former employee's appeal of the dismissal and claim against the estate in the bankruptcy case are without merit. The Company intends to ask the Bankruptcy Court to disallow this claim in its entirety on the ground that the district court's dismissal of the case is a final judgment. In the event the Bankruptcy Court declines to bar the claim, the distribution of funds to creditors and/or stockholders could be delayed and/or reduced as the Company litigates the appeal of the former employee's claim.

As of December 31, 2004, as disclosed in the Company's latest monthly operating reports filed with the Securities and Exchange Commission on a current report on Form 8-K on January 24, 2005, the Company had cash and cash equivalents of $15.7 million. Assuming the claim by our former employee is disallowed by the Bankruptcy Court, we currently expect to be able to cover the claims owed to our creditors and the administrative and other costs associated with the bankruptcy proceeding. Any amounts remaining after we pay our creditors and fund other bankruptcy related costs will be distributed to our stockholders.

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning governmental proofs of claim that may be made against the Company, the Company's ability to successfully object to certain claims submitted to the Bankruptcy Court, including the lawsuit filed by our former employee, the Company's characterization of the former employee's appeal and claim, the Company's intention to reject remaining contracts and the effects thereof, the Company's ability to make sufficient payments to cover the claims owed to the Company's creditors, the Company's ability to make payments to its stockholders, and the timing of distributions of funds to our creditors and/or our stockholders. These statements reflect the current views and assumptions of the Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential for further claims to be made against us; the potential for the Bankruptcy Court to decline to bar claims; the Bankruptcy Court's decision to allow the appeal and claim by our former employee to proceed; and other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly report on Form 10-Q for the quarter ended June 30, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO LIQUIDATION, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: February 10, 2005